THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”) is dated effective as of the 19th day of August, 2015 (the “Effective Date”), by and between OSL HOLDINGS, INC., a Nevada corporation (the “Borrower”), GO GREEN HYDROPONICS, INC., a California corporation, OFFICE SUPPLY LINE, INC., a Nevada corporation, OSL DIVERSITY MARKETPLACE, INC., a Nevada corporation, and OSL REWARDS CORPORATION, a Nevada corporation (collectively, the “Corporate Guarantors”), ROBERT ROTHENBERG, an individual (the “Validity Guarantor” and together with the Corporate Guarantors, the “Guarantors”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Lender”).

RECITALS

WHEREAS, the Borrower and Lender entered into a Securities Purchase Agreement dated as of June 30, 2014, but made effective as of October 21, 2014 (the “Original Purchase Agreement”), together with Letter Agreement dated on or about February 6, 2015 (the “First Amendment”), together with Second Amendment to Credit Agreement dated as of May 18, 2015 (the “Second Amendment”) (the Original Purchase Agreement, the First Amendment, and the Second Amendment, together with any other amendments, renewals, substitutions, replacements or modifications from time to time, collectively, the “Purchase Agreement”); and

WHEREAS, pursuant to the Original Purchase Agreement, the Borrower executed and delivered to Lender that certain Senior Secured, Convertible, Redeemable Debenture dated as of June 30, 2014, but made effective as of October 21, 2014 (the “Original Debenture”); and

WHEREAS, pursuant to the Second Amendment, the Original Debenture was severed, split, divided, and apportioned into two replacement debentures which were in substitution of and superseded the Original Debenture in its entirety (such replacement debentures referred to as “Replacement Debenture A” and “Replacement Debenture B,” and both collectively referred to as the “Replacement Debentures”); and

WHEREAS, pursuant to a Debt Purchase Agreement dated June 1, 2015 between the Borrower, Lender, and Redwood Management, LLC (“Redwood”), Lender sold and assigned all Lender’s right, title and interest in and to the monetary obligations evidenced by Replacement Debenture A to Redwood; and

WHEREAS, in connection with the Purchase Agreement, the Original Debenture, and the Replacement Debentures, the Borrower and the Guarantors executed and delivered to the Lender various ancillary documents referred to in the Purchase Agreement as the “Transaction Documents”; and

WHEREAS, the Borrower’s obligations under the Purchase Agreement and the Replacement Debenture B are secured by the following: (i) the Security Agreements; (ii) the Guarantee Agreements; (iii) the Pledge Agreements; (iv) the Validity Certificates; and (v) UCC-1 Financing Statements naming the Borrower and Corporate Guarantors, as debtors, and Lender, as secured party (collectively, the “UCC-1’s”), among other Transaction Documents; and

WHEREAS, the Borrower, the Guarantors, and Lender desire to enter into certain agreements with respect to the Purchase Agreement, the Replacement Debenture B, and the other Transaction Documents, all as more specifically set forth in this Amendment;

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NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Purchase Agreement, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Purchase Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to Replacement Debenture B. The Borrower and the Guarantors acknowledge and agree that, simultaneously with the execution of this Amendment, the Borrower and Corporate Guarantors shall execute and deliver to Lender a replacement debenture that shall amend, restate, and supersede the Replacement Debenture B in its entirety (the “Second Replacement Debenture B”), which Second Replacement Debenture B shall be substantially in the same form as the Replacement Debenture B, but with the following revised payment schedule:

(a) The Borrower shall make daily payments under the Second Replacement Debenture B by ACH transfer in accordance with Section 5 below, such payments to be due and payable on each and every Business Day commencing on the Effective Date hereof, in the following amounts: (i) from the Effective Date through and including a date that is forty (40) Business Days from the Effective Date (the “First 40 Date”), payments in the amount of Seven Hundred Fifty Dollars ($750.00) per Business Day; (ii) from the First 40 Date through and including a date that is forty (40) Business Days from the First 40 Date (the “Second 40 Date”), payments in the amount of One Thousand Dollars ($1,000.00) per Business Day; (iii) from the Second 40 Date through and including a date that is forty (40) Business Days from the Second 40 Date (the “Third 40 Date”), payments in the amount of One Thousand Two Hundred Fifty Dollars ($1,250.00) per Business Day; and (iv) from and after the Third 40 Date, until the “Maturity Date” (as defined in the Second Replacement Debenture B), payments in the amount of One Thousand Five Hundred Dollars ($1,500.00) per Business Day.

(b) It is the intention of the Borrower, Guarantors, and Lender that while the Second Replacement Debenture B will replace and supersede the Replacement Debenture B, in its entirety, the Second Replacement Debenture B will not be in payment or satisfaction of the Replacement Debenture B, but rather will be the substitute of one evidence of debt for another without any intent to extinguish the old. Nothing contained in this Amendment or in the Second Replacement Debenture B shall be deemed to extinguish the indebtedness and obligations evidenced by the Replacement Debenture B or constitute a novation of the indebtedness evidenced by the Replacement Debenture B.

5. ACH Transfers. Notwithstanding anything contained in the Purchase Agreement or any other Transaction Documents to the contrary, from and after the date hereof, payment for all payments due under the Purchase Agreement, the Second Replacement Debenture B, and the other Transaction Documents shall be made by Borrower and/or Corporate Guarantors, as applicable, to Lender, through automatic debit payments to be made to Lender from bank accounts of Borrower or Corporate Guarantors using automated clearing house (“ACH”) transfers. In this regard, the Borrower and Corporate Guarantors shall, simultaneously with the execution of this Amendment, execute and deliver to Lender an authorization agreement for direct payments whereby, among other things, Lender shall be irrevocably authorized to initiate ACH transfers from a bank account as designated in any such ACH authorization agreement (the “Payment Account”) to Lender in the amounts required under the this Amendment, Purchase Agreement, the Second Replacement Debenture B, and all other Transaction Documents. Lender’s authorization for direct ACH transfers as hereby provided shall be irrevocable and such ACH transfers shall continue until all Obligations are paid in full. For so long as any Obligations remain outstanding, neither Borrower nor any Corporate Guarantors shall: (i) revoke Lender’s authority to initiate ACH transfers as hereby contemplated; (ii) change, modify, close or otherwise affect the Payment Account; (iii) insure that the Payment Account has sufficient funds at all times to make the payments contemplated hereby; and (iv) be responsible for all costs, expenses or other fees and charges incurred by Lender as a result of any failed or returned ACH transfers, whether resulting from insufficient sums being available in the Payment Account, or otherwise. The Borrower hereby agrees to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the requirements of this Section 5.

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6. Ratification. The Borrower and Guarantors each hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Transaction Documents executed by the Borrower and Guarantors are valid and binding obligations of the Borrower and Guarantors, respectively and as applicable, enforceable against the Borrower and Guarantors in accordance with their respective terms; (ii) all Obligations of the Borrower and Guarantors under the Purchase Agreement, all other Transaction Documents and this Amendment, shall be and continue to be and remain secured by and under the Transaction Documents, including the Security Agreements, Guarantee Agreements, the Pledge Agreements, the Validity Certificates, and the UCC-1’s; and (iii) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Purchase Agreement, this Amendment, the Second Replacement Debenture B, or any other Transaction Documents.

7. Additional Confirmations. The Borrower and Guarantors hereby represent, warrant and covenant as follows: (i) that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Purchase Agreement and each of the Security Agreements) are and remain valid, perfected, first-priority security interests in such Collateral, subject only to Permitted Liens, and neither the Borrower, nor the Guarantors, have granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

8. Lender’s Conduct. As of the date of this Amendment, the Borrower and Guarantors hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Purchase Agreement or any other Transaction Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Purchase Agreement or the Transaction Documents, except as expressly set forth herein, or in the Purchase Agreement and other Transaction Documents.

9. Redefined Terms. The term “Transaction Documents,” as defined in the Purchase Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment, the Second Replacement Debenture B, and all other documents or instruments executed in connection with this Amendment.

10. Affirmation of Guaranty Agreements and Validity Certificates. The Guarantors do hereby acknowledge and agree as follows: (i) Guarantors acknowledge having reviewed the terms of this Amendment, and agree to the terms thereof; (ii) that the Guaranty Agreements and Validity Certificates, and all representations, warranties, covenants, agreements and guaranties made by Guarantors thereunder, and any other Transaction Documents by which the Guarantors may be bound, respectively and as applicable, shall and do hereby remain, are effective and continue to apply to the Transaction Documents, and with respect to all obligations of the Borrower under the Transaction Documents, as amended by this Amendment; (iii) that this Amendment shall not in any way adversely affect or impair the obligations of the Guarantors to Lender under any of the Transaction Documents; and (iv) the Guaranty Agreements and the Validity Certificates are hereby ratified, confirmed and continued, all as of the date of this Amendment.

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11. Representations and Warranties of the Borrower and Corporate Guarantors. The Borrower and Corporate Guarantors hereby make the following representations and warranties to the Lender:

(a) Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower and Corporate Guarantors of this Amendment, the Second Replacement Debenture B, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrower and Corporate Guarantors of all of their respective Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrower and the Corporate Guarantors and their respective board of directors pursuant to all applicable laws and no other corporate action or consent on the part of the Borrower, the Corporate Guarantors, their board of directors, stockholders or any other Person is necessary or required by the Borrower and Corporate Guarantors to execute this Amendment, the Second Replacement Debenture B, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein or therein, or perform all of the Borrower’s and Corporate Guarantors’ Obligations hereunder or thereunder. This Amendment, the Second Replacement Debenture B, and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Borrower and the Corporate Guarantors (and the officer executing this Amendment and all such other documents for each Borrower and Corporate Guarantor is duly authorized to act and execute same on behalf of each Borrower and Corporate Guarantor) and constitute the valid and legally binding agreements of the Borrower and Corporate Guarantors, enforceable against the Borrower and Corporate Guarantors in accordance with their respective terms.

12. Indemnification. Each of the Borrower and Guarantors, jointly and severally, hereby indemnifies and holds the Lender Indemnitees, their successors and assigns, and each of them, harmless from and against any and all charges, complaints, claims, counter-claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, cross-actions, threats, setoffs, equities, judgments, accounts, suits, liens, rights, demands, benefits, costs, losses, debts, expenses, and other distributions, of every kind and nature whatsoever, payable by any of the Lender Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law (collectively, the “Claims”), through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, the Purchase Agreement or any other Transaction Documents, including the assertion of a claim or ruling by a Governmental Authority that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of the Second Replacement Debenture B. The foregoing indemnification obligations shall survive the termination of the Purchase Agreement or any of the Transaction Documents, repayment of the Obligations, and the sale of any portion of the Outstanding Claims.

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13. Waiver and Release. Each of the Borrower and Guarantors hereby represents and warrants to Lender that neither of them have any defenses, setoffs, claims, counterclaims, cross-actions, equities, or any other Claims in favor of the Borrower or Guarantors, to or against the enforcement of any of the Transaction Documents, and to the extent any of the Borrower or Guarantors have any such defenses, setoffs, claims, counterclaims, cross-actions, equities, or other Claims against Lender and/or against the enforceability of any of the Transaction Documents, the Borrower and Guarantors each acknowledge and agree that same are hereby fully and unconditionally waived by the Borrower and Guarantors. In addition to the foregoing full and unconditional waiver, each of the Borrower and Guarantors does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all Claims whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, which the Borrower or Guarantors ever had, now have, or which any successor or assign of the Borrower or Guarantors hereafter can, shall, or may have against any of the Lender Indemnitees or their successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through and including the date hereof, including, without limitation, any matter, cause, or thing related to the Purchase Agreement, this Amendment, the Second Replacement Debenture B, or any other Transaction Documents (collectively, the “Released Claims”). Without in any manner limiting the generality of the foregoing waiver and release, Borrower and Guarantors hereby agree and acknowledge that the Released Claims specifically include: (i) any and all Claims regarding or relating to the enforceability of the Transaction Documents as against the Borrower or any of the Guarantors; (ii) any and all Claims regarding, relating to, or otherwise challenging the governing law provisions of the Transaction Documents; (iii) any and all Claims regarding or relating to the amount of principal, interest, fees or other Obligations due from the Borrower and/or Guarantors to the Lender under any of the Transaction Documents; (iv) any and all Claims regarding or relating to Lender’s conduct or Lender’s failure to perform any of Lender’s covenants or obligations under any of the Transaction Documents; (v) any and all Claims regarding or relating to any delivery or failure to deliver any notices by Lender to Borrower or Guarantors; (vi) any and all Claims regarding or relating to any failure by Lender to fund any advances or other amounts under any of the Transaction Documents; (vii) any and all Claims regarding or relating to any advisory services (or the lack thereof) provided by Lender to Borrower and Corporate Guarantors for which any advisory fees may be due and owing and included within the Obligations; and (viii) any and all Claims based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith. The Borrower and Guarantors further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Transaction Documents, and the Released Claims include all Claims that the Borrower or Guarantors do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Amendment. The foregoing waiver and release agreements by the Borrower and Guarantors are a material inducement for Lender to enter into this Amendment, and Lender’s agreement to enter into this Amendment is separate and material consideration to the Borrower and Guarantors for the waiver and release agreements contained herein, the receipt and sufficiency of such consideration hereby acknowledged by Borrower and Guarantors. In addition, each of the Borrower and Guarantors agrees and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Amendment, including the foregoing waiver and release agreements, with and through their own competent counsel, and that each of the Borrower and Guarantors have sufficient leverage and economic bargaining power, and have used such leverage and economic bargaining power, to fairly and fully negotiate this Amendment, including the waiver and release agreements herein, in a manner that is acceptable to the Borrower and Guarantors. The foregoing waiver and release agreements shall survive the termination of the Purchase Agreement or any of the Transaction Documents, repayment of the Obligations, and the sale of any portion of the Obligations by Lender.

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14. Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Purchase Agreement and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

15. No Waiver. This Amendment shall not be deemed or construed in any manner as a waiver by the Lender of any Claims, defaults, Events of Default, breaches or misrepresentations by the Borrower or Guarantors under the Purchase Agreement, any other Transaction Documents, or any of Lender’s rights or remedies in connection therewith.

16. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

17. Fees and Expenses.

(a) Document Review and Legal Fees; Due Diligence. The Borrower and Guarantors hereby agree to pay to the Lender or its counsel all legal fees and costs incurred by Lender for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, which legal fees and costs shall be paid simultaneously with the execution of this Amendment by Borrower and Guarantors.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWER:

OSL HOLDINGS, INC.

By:	/s/ Robert H. Rothenberg, Jr.
Name:	Robert H. Rothenberg, Jr.
Title:	Chief Executive Officer

CORPORATE GUARANTORS:		VALIDITY GUARANTOR:

OFFICE SUPPLY LINE, INC.		ROBERT ROTHENBERG, an individual

By:	/s/ Mordecai E. Feder	By:	/s/ Robert H. Rothenberg
Name:	Mordecai E. Feder	Name:	Robert H. Rothenberg
Title:	President

OSL DIVERSITY MARKETPLACE, INC.

By:	/s/ Mordecai E. Feder
Name:	Mordecai E. Feder
Title:	President

OSL REWARDS CORPORATION

By:	/s/ Mordecai E. Feder
Name:	Mordecai E. Feder
Title:	President

GO GREEN HYDROPONICS INC.

By:	/s/ Robert H. Rothenberg, Jr.
Name:	Robert H. Rothenberg, Jr.
Title:	President

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LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Robert Press, Director

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REVISED DISCLOSURE SCHEDULES

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